                                                                    Exhibit 2.1

                                                                       ATLAS
                                                                   EXECUTED COPY
                                                                       CORP


                     AGREEMENT AND PLAN OF REORGANIZATION


                                 BY AND AMONG

                               ATLAS CORPORATION

                                    AND THE

                             SELLERS NAMED HEREIN



                          DATED AS OF OCTOBER 7, 1996

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I            Plan of Reorganization................................   3
     Section 1.1     Adoption of Plan......................................   3
     Section 1.2     Purchase and Sale.....................................   3
     Section 1.3     Purchase Consideration................................   3
     Section 1.4     Other Deliveries......................................   3
     Section 1.5     Forgiveness of Indebtedness...........................   5

ARTICLE II           Representations and Warranties of Sellers.............   5
     Section 2.1     Execution of the Agreement; Binding Obligations.......   5
     Section 2.2     Ownership of the Suramco Shares.......................   6
     Section 2.3     Consents and Approvals; No Violations.................   6
     Section 2.4     Ownership of the Arisur Shares and the Minera
                     Andacaba Shares.......................................   7
     Section 2.5     Accredited Investor Status............................   8
     Section 2.6     Arisur and Minera Andacaba Organization...............   9
     Section 2.7     Financial Information.................................   9
     Section 2.8     Absence of Undisclosed Liabilities....................  10
     Section 2.9     Absence of Adverse Changes............................  10
     Section 2.10    Taxes.................................................  11
     Section 2.11    Title to Properties...................................  12
     Section 2.12    Personal and Real Properties..........................  12
     Section 2.13    Environmental Matters.................................  13
     Section 2.14    Notes, Accounts Receivable............................  14
     Section 2.15    Contracts, Etc........................................  14
     Section 2.16    Employees and Organizational Chart....................  15
     Section 2.17    Litigation............................................  15
     Section 2.18    Business Permits......................................  16
     Section 2.19    Insurance.............................................  16
     Section 2.20    Compliance with Applicable Law........................  17
     Section 2.21    Bank Accounts; Powers of Attorney.....................  17
     Section 2.22    Minute Books, etc.....................................  17
     Section 2.23    Disclosure............................................  18
     Section 2.24    Brokers...............................................  18

ARTICLE III          Representations and Warranties of Buyer...............  19
     Section 3.1     Authorization; Binding Obligation.....................  19
     Section 3.2     Ownership of the Atlas Shares.........................  19
     Section 3.3     No Conflicts..........................................  20
     Section 3.4     SEC Reports and Financial Statements..................  21
     Section 3.5     Absence of Adverse Changes............................  22
     Section 3.6     Litigation............................................  22


     Section 3.7     Investment; Experience................................  23
     Section 3.8     Brokers...............................................  23

ARTICLE IV           Covenants.............................................  24
     Section 4.1     Directorship..........................................  24
     Section 4.2     Covenant Not to Compete...............................  24
     Section 4.3     Transfer Taxes........................................  25
     Section 4.4     Best Efforts..........................................  25
     Section 4.5     Further Assurances....................................  26

ARTICLE V            Indemnification and Related Matters...................  26
     Section 5.1     Indemnification by Sellers............................  26
     Section 5.2     Indemnification by Buyer..............................  27
     Section 5.3     Procedure.............................................  28
     Section 5.4     Related Matters.......................................  30

ARTICLE VI           Miscellaneous.........................................  30
     Section 6.1     Headings..............................................  30
     Section 6.2     Amendment.............................................  30
     Section 6.3     Notices...............................................  30
     Section 6.4     Successors............................................  32
     Section 6.5     Entire Agreement......................................  32
     Section 6.6     Severability..........................................  32
     Section 6.7     Third Parties.........................................  32
     Section 6.8     Counterparts..........................................  33
     Section 6.9     Governing Law.........................................  33

SCHEDULES

Schedule A           Shareholders of Suramco Metals, Inc.
Schedule 2.8         Disclosed Liabilities
Schedule 2.9         Certain Adverse Changes
Schedule 2.10        Taxes
Schedule 2.11        Title to Properties
Schedule 2.12(i)     Personal Property
Schedule 2.12(ii)    Real Property
Schedule 2.15        Contracts, Etc.
Schedule 2.16        Employees and Organizational Chart
Schedule 2.18        Business Permits
Schedule 2.19        Insurance
Schedule 2.21        Bank Accounts; Powers of Attorney
Schedule 3.5         Certain Adverse Changes
Schedule 3.6         Litigation
Schedule 4.2         Permitted Competition

EXHIBITS
Exhibit A      Registration Rights Agreement
Exhibit B      Executive Consulting Agreement
Exhibit C      Report of Verna & Associates

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of the seventh day of October, 1996, by and among Atlas Corporation, a Delaware corporation ("Buyer"), and the individuals listed in Schedule A hereto (each, a "Seller" and collectively, the "Sellers").



                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Sellers are the record and beneficial owners of 5,100,000 common shares of Suramco Metals, Inc., a Nevada corporation ("Suramco"), constituting one hundred percent (100%) of the issued and outstanding shares of capital stock of Suramco (the "Suramco Shares"); and

     WHEREAS, Suramco is the record and beneficial owner of 500 ordinary shares, nominal value US$1.00 per share of Arisur, Inc., a Cayman Islands company registered and qualified to do business in the Republic of Bolivia ("Arisur"), constituting fifty percent (50%) of the issued and outstanding shares of Arisur (the "Arisur Shares"); and

     WHEREAS, Suramco is also the record and beneficial owner of 4,224 ordinary shares, nominal value 1 Boliviano per share, of Compania Minera Andacaba S.A., a Bolivian corporation ("Minera Andacaba"), constituting forty-eight (48%) percent of the issued and outstanding shares of Minera Andacaba (the "Minera Andacaba Shares"); and

     WHEREAS, Arisur and Arimetco International Inc., a Canadian corporation ("Arimetco"), respectively, are the record and beneficial owners of 4,488 and 88 ordinary shares, nominal value 1 Boliviano per share, of Minera Andacaba, constituting, respectively, fifty-one percent (51%) and one percent (1%) of the issued and outstanding shares of Minera Andacaba; and

     WHEREAS, pursuant to an agreement of even date herewith, Buyer is purchasing, and Arimetco is selling, (i) the remaining fifty percent (50%) of the issued and outstanding shares of Arisur, which are owned by Arimetco and
(ii) the one percent (1%) of the issued and outstanding shares of Minera Andacaba; and

     WHEREAS, the parties hereto desire to enter into a plan qualifying as a tax-deferred reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which Sellers shall sell and transfer the Suramco Shares to Buyer and Buyer, solely in exchange for voting common stock of Buyer, shall purchase and acquire the Suramco Shares from Sellers, all upon the terms hereinafter set forth.

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I

                            Plan of Reorganization
                            ----------------------

     Section 1.1 Adoption of Plan. Buyer and Sellers hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Code. The terms and conditions governing this Agreement are set forth below .

     Section 1.2 Purchase and Sale. On the terms and conditions set forth herein, Buyer hereby purchases from Sellers, and Sellers hereby sell, transfer and deliver to Buyer, all right, title and interest in, free of all Liens (as hereinafter defined), the Suramco Shares, for the purchase consideration set forth in Section 1.3 hereof.

     Section 1.3 Purchase Consideration. In consideration for the sale and transfer of the Suramco Shares, Buyer hereby issues to each Seller the number of shares of common stock listed opposite such Seller's name on Schedule A hereto, the aggregate amount of such shares being issued to Sellers being 4,000,000 common voting shares of Buyer (the "Atlas Shares"), receipt of which shares by Sellers is hereby acknowledged.

     Section 1.4 Other Deliveries. Simultaneously with the transfer of the Suramco Shares, the parties acknowledge that the following actions have been taken :

     (a) Registration Rights Agreement. Sellers and Buyer have entered into a Registration Rights Agreement substantially in the form of Exhibit A hereto;

     (b) Executive Consulting Agreement. Suramco Holdings, Inc. and Buyer have executed and delivered an Executive Consulting Agreement, substantially in the form set forth in Exhibit B hereto, pursuant to which Suramco Holdings, Inc.

          shall provide certain consultancy services to Buyer and its subsidiaries and affiliates;

     (c) Resignations. All members of the Board of Directors of Suramco, all members of the Boards of Directors of Arisur and Minera Andacaba and all officers of Suramco, Arisur and Minera Andacaba have delivered their resignations dated the date hereof;

     (d) Good Standing. (i) Sellers have delivered to Buyer certificates of good standing (or, in the case of Minera Andacaba, a copy of its certificate of incorporation and by-laws, together with all amendments thereto, registered with the appropriate Registry of Commerce) in respect of Suramco and Arisur, including copies of their respective articles of incorporation certified by a notary public in Nevada and the Cayman Islands (as the case may be) as being a true and correct copy thereof and (ii) Buyer has delivered to Seller a certificate of good standing in respect of Buyer, including a copy of the certificate of incorporation of Buyer certified by the Secretary of State of Delaware;

     (e) Share Certificates and Stock Transfers. Each Seller has delivered to Buyer its respective certificate or certificates representing the Suramco Shares owned by such Seller, in each case together with stock transfers duly and validly endorsed for transfer on behalf of such Seller; and

     (f) Title and Geological Data. Sellers have delivered (or caused to be delivered) to Buyer originals of all title, geological, geochemical, geophysical and engineering data in the possession of Sellers, Suramco, Arisur or Minera Andacaba or under their control, in respect of all properties owned, controlled or evaluated by Suramco, Arisur (including any branch thereof) and Minera Andacaba.

     Section 1.5 Forgiveness of Indebtedness. Pursuant to the purchase by Buyer of the Suramco Shares hereunder, that certain loan dated August 26, 1996 extended by Buyer to Suramco in the principal amount of US$200,000 shall hereby be deemed to constitute a capital contribution by Buyer to Suramco, and the pledge by Suramco to Buyer of the Arisur Shares as security for such loan is hereby deemed released and discharged.


                                  ARTICLE II

                   Representations and Warranties of Sellers
                   -----------------------------------------

     Sellers jointly and severally make each of the representations and warranties set forth in this Article II below. For purposes of this Article II, all representations and warranties with respect to Arisur shall be deemed to apply with equal force to each branch of Arisur wherever established.

     Section 2.1 Execution of the Agreement; Binding Obligations. The execution and delivery by Sellers of this Agreement and any agreements related thereto and performance by Sellers of their obligations hereunder and thereunder have been duly and validly authorized. This Agreement and all such related agreements are the valid and binding obligations of, enforceable in accordance with their respective terms against, Sellers, except as enforcement thereof may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation, reorganization, moratorium or similar laws or general equitable principles.

     Section 2.2 Ownership of the Suramco Shares. The Suramco Shares constitute one hundred percent (100%) of the issued and outstanding share capital of Suramco. Each Seller is the record and beneficial owner of the number of Suramco Shares listed opposite such Seller's name listed on Schedule A hereto, and each Seller owns such shares free and clear of all liens, mortgages, charges, security interests, defects in title, adverse claims, encumbrances, conflicting claims to ownership, any options, rights of first refusal or similar rights, or any restrictions or limitations on, or conflicting claims with respect to, the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Liens"); as a result of the transfer of the Suramco Shares pursuant to this Agreement, Buyer has acquired good and marketable title to the Suramco Shares free and clear of all Liens; other than this Agreement, there are no agreements, arrangements or understandings relating to issuance, ownership, transfer or other rights with respect to the Suramco Shares; the Suramco Shares are duly and validly issued and outstanding, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of stockholders; and there is no option, warrant, subscription, or other agreement to issue any security or other instrument convertible into or exchangeable for, or any other right, commitment, understanding or arrangement calling for the issuance of any additional shares of capital stock by Suramco. Suramco does not own any shares or other equity in any other corporation or entity other than the Arisur Shares and the Minera Andacaba Shares.

     Section 2.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement and any agreement contemplated herein and the consummation of the transactions contemplated hereby and thereby will not: violate or conflict with any provision of the respective certificates of incorporation, by-laws or other constitutional documents of Suramco,

Arisur or Minera Andacaba; breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which any Seller, Suramco, Arisur or Minera Andacaba is a party, or by which any Seller, Suramco, Arisur, Minera Andacaba or any of their respective properties or assets may be bound, or result in the creation of any Lien or other right of any third party of any kind whatsoever upon such properties or assets pursuant to the terms of any such instrument or obligation; violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument applicable to any Seller, Suramco, Arisur or Minera Andacaba or by which their respective properties or assets may be bound or require, on the part of said persons and entities, any filing with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory agency other than such as has been obtained.

     Section 2.4 Ownership of the Arisur Shares and the Minera Andacaba Shares. The Arisur Shares constitute fifty percent (50%) the issued and outstanding share capital of Arisur and the Minera Andacaba Shares constitute forty-eight (48%) of the issued and outstanding share capital of Minera Andacaba; Suramco is the sole record and beneficial owner of the Arisur Shares and the Minera Andacaba Shares, in each case free and clear of all Liens; as a result of the transfer of the Arisur Shares and the Minera Andacaba Shares pursuant to this Agreement, Buyer has acquired good and marketable title to the Arisur Shares and the Minera Andacaba

Shares, in each case free and clear of all Liens; other than this Agreement, there are no agreements arrangements or understandings relating to issuance, ownership, transfer or other rights with respect to the Arisur Shares and the Minera Andacaba Shares; the Arisur Shares and the Minera Andacaba Shares are duly and validly issued and outstanding, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of stock-holders; and there is no option, warrant, subscription or other agreement to issue, or any security or other instrument convertible into or exchangeable for, or any other right, commitment, understanding or arrangement calling for the issuance of, any additional shares of capital stock by Arisur or Minera Andacaba. Except for Arisur's 51% ownership interest in Minera Andacaba, neither Arisur nor Minera Andacaba owns any shares or other equity interest in any other corporation or entity.

     Section 2.5 Accredited Investor. Status. Each Seller hereby represents and warrants as of the date hereof that (i) it is an "Accredited Investor" or it is represented by a "Purchaser Representative" (as such terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")), and either alone or together with its Purchaser Representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Atlas Shares being acquired by such Seller hereunder; (ii) it understands that the Atlas Shares being acquired by Sellers hereunder have not been registered under the Securities Act or the securities laws of any state, that therefore such Shares cannot be resold unless registered under the Securities Act or exempt from such registration, and that (other than as expressly contemplated by the Registration Rights Agreement) Buyer has not made any representations, warranties or covenants to it regarding the registration of said shares or compliance with any exemption under the Securities Act or the securities laws of any state and that said shares have not been approved or disapproved by the Securities and Exchange Commission ("SEC") or any other federal or state agency; and (iii) it is acquiring the Atlas Shares for its own account, for investment purposes only and not with a view to the sale or distribution thereof.

     Section 2.6 Arisur and Minera Andacaba Organization. Arisur and Minera Andacaba are companies duly organized, validly existing and in good standing under the laws of the Cayman Islands and Bolivia, respectively, have all requisite power and authority to own, lease and operate the properties currently (or contemplated to be) owned, leased or operated by Arisur and Minera Andacaba (as the case may be) and to conduct their respective businesses as presently (or as contemplated to be) conducted.

     Section 2.7 Financial Information. Sellers have delivered to Buyer on or prior to the date of this Agreement (i) the audited consolidated balance sheets of each of Arisur and Minera Andacaba as at September 30, 1995, 1994 and 1993 and their respective audited statements of income and cash flow for the fiscal years then ended, including the notes thereto (collectively, the "Financial Statements"), in each case accompanied by the qualified reports of Verna & Associates in the form attached as Exhibit C hereto, and (ii) the unaudited balance sheet of Suramco as at August 30, 1996 and unaudited statements of income for the period then ended, and the unaudited balance sheets of Arisur and Minera Andacaba as at June 30, 1996 and the related unaudited statements of operations for the nine months then ended (the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements (x) have been prepared from the books and records of Suramco, Arisur and Minera Andacaba, (y) have been prepared in accordance with generally accepted accounting principles consistently applied during such periods and (z) present fairly the respective financial conditions, results of operations and cash flows of said entities as at the dates, and for the periods, stated therein, subject, in the case of the Interim Financial Statements, to normal and customary year-end adjustments.

     Section 2.8 Absence of Undisclosed Liabilities. None of Suramco, Arisur or Minera Andacaba has liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except (i) as set forth in Schedule 2.8 and as set forth or reserved against in the Interim Financial Statements, (ii) liabilities or obligations incurred since June 30, 1996 in the ordinary course of business and consistent with past practice and which individually and in the aggregate are not material to Suramco, Arisur or Minera Andacaba.

     Section 2.9 Absence of Adverse Changes. Since September 30, 1995 Suramco, Arisur and Minera Andacaba each have carried on their respective businesses in the ordinary course and consistent with past practice. Except as set forth in
Schedule 2.9 hereto, since September 30, 1995 there has not been: (i) any material adverse change in the respective conditions (financial or otherwise), assets, liabilities, operations, businesses or prospects of Suramco, Arisur or Minera Andacaba; (ii) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the respective assets or operations of Suramco, Arisur or Minera Andacaba; (iii) any sale, transfer, lease or other disposition of any of the respective material properties or assets of Suramco, Arisur or Minera Andacaba, other than sales from inventory in the ordinary course of business; (iv) any increase in the compensation payable or to become payable by Suramco, Arisur or Minera Andacaba to any of their respective officers, or any material increase in such compensation payable or to become payable to employees or agents, or any bonus payment or arrangement made to, or to be made to or with, any thereof; (v) any labor trouble or any event or condition of any character materially and adversely affecting the respective operations, prospects or businesses of Suramco, Arisur or Minera Andacaba; (vi) any discharge or satisfaction of any Lien, or payment of any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Interim Financial Statements; (vii) any Lien on any of the respective properties or assets, tangible or intangible, of Suramco, Arisur or Minera Andacaba; or (viii) paid or declared any dividend or distribution in respect of shares of the respective capital stocks of Suramco, Arisur and Minera Andacaba or any repurchase or agreement to repurchase any such shares.

     Section 2.10 Taxes. Except as set forth in Schedule 2.10 hereto, Suramco, Arisur and Minera Andacaba have duly filed all tax returns required to be filed and have paid in full all taxes, interest, penalties, assessments and deficiencies due or claimed to be due from all taxing authorities having jurisdiction over such entities (including taxes on properties, income, franchises, licenses, sales, payrolls and social security). The provisions for income and other taxes payable reflected in the respective consolidated balance sheets of said entities as of the respective Financial Statements and in their respective Interim Financial Statements make adequate provision for all accrued and unpaid taxes of Suramco, Arisur and Minera Andacaba as at said dates, whether or not disputed, and said entities have made adequate provision for such taxes on their respective books and records. There are no tax liens (other than liens for taxes which are not yet due and payable) on any of the respective properties of Suramco, Arisur or Minera Andacaba, no tax claims asserted, no basis for any such claim and no agreements with or received from any governmental or regulatory agency pertaining to the tax treatment of Suramco, Arisur or Minera Andacaba or any of their interests in any of their respective properties.

     Section 2.11 Title to Properties. All of the properties and assets of every kind and description which are reflected on the consolidated balance sheets of Suramco at August 30, 1996 and, in respect of Arisur and Minera Andacaba, as at June 30, 1996 (other than inventory transferred by Suramco, Arisur or Minera Andacaba in the ordinary course of business), is either (i) owned absolutely by Suramco, Arisur or Minera Andacaba, as the case may be, free and clear of Liens, except as set forth in Schedule 2.11 hereto, or (ii) leased or otherwise used or exploited under concessions or similar rights by Suramco, Arisur or Minera Andacaba, pursuant to leases, concessions or similar rights listed in Schedule
2.11 hereto. All leases, concessions or rights set forth in Schedule 2.11 are valid, binding and in full force and effect. None of Suramco, Arisur or Minera Andacaba nor, to the best knowledge of Sellers, any other party thereto, is in default thereunder, and no event has occurred which, with notice and/or lapse of time, would constitute a default by Suramco, Arisur or Minera Andacaba, or to the best knowledge of Sellers, any other party thereto. Suramco, Arisur and Minera Andacaba have all easements and rights, including easements for power lines, water lines, roadways and other access, necessary to conduct their respective businesses as currently conducted.

     Section 2.12 Personal and Real Properties. (i) Schedule 2.12(i) hereto correctly sets forth an accurate list of all tangible personal property which was owned of record or beneficially by each of Suramco, Arisur and Minera Andacaba as at September 30, 1996, together with any material changes since such date, including, without limitation, all vehicles (motor or other) and all machinery and equipment; all such vehicles, machinery and equipment and other personal property are in good operating condition and repair, reasonable wear and tear excepted, and, to the best of Sellers' knowledge after reasonable inquiry, the operation thereof conforms with all applicable regulations and other laws. All such personal property is owned by Suramco, Arisur or Minera Andacaba, as the case may be, free and clear of any Lien, except as set forth in
Schedule 2.12(i) hereto.

     (ii) Schedule 2.12(ii) hereto correctly sets forth an accurate list and summary description of all real property which was owned of record or beneficially by each of Suramco, Arisur and Minera Andacaba as of the date hereof, all installations, sites and places of business located thereon are, in all material respects, in good operating condition and repair, reasonable wear and tear excepted, and, to the knowledge of Sellers' after reasonable inquiry, conform with all applicable ordinances and existing and proposed regulations and building, zoning and other laws.

     Section 2.13 Environmental Matters. There are no conditions, occurrences or activities at or on any of the properties described in Schedule 2.12(ii) hereto, or any other real property in which Suramco, Arisur or Minera Andacaba holds any interest, which constitute a violation of, or give rise to liability under, any applicable laws, regulations, ordinances or orders providing for health and safety or protection of the environment, or that may give rise to an obligation to contribute to the remediation of any contamination of air, water or land (collectively, "Environmental Laws"). Such properties have not in the past, and to the knowledge of Sellers, are not now subject to any investigation, assessment, or study by any person or governmental or regulatory agency related to potential or actual violations or enforcement of any Environmental Law. Suramco, Arisur and Minera Andacaba are in compliance with all notification and reporting requirements of any Environmental Laws applicable to their respective properties and operations.

     Section 2.14 Notes, Accounts Receivable. All receivables of Suramco, Arisur and Minera Andacaba (including accounts receivable, loans receivable, notes and advances) have arisen from bona fide transactions in the ordinary course of business and consistent with past practice; are owned by said entities free and clear of any Lien and are accurately reflected on the Interim Financial Statements or with respect to receivables created after June 30, 1996, are accurately and fairly reflected in the respective books and records of Suramco, Arisur and Minera Andacaba and, except for any reserve set forth in the Interim Financial Statements (or with respect to receivables created after June 30, 1996 in the books and records of Arisur and Minera Andacaba), are fully collectible.

     Section 2.15 Contracts, Etc. Schedule 2.15 hereto correctly sets forth all requirements, arrangements or understandings, whether written or oral, in respect of any indebtedness between Suramco, Arisur or Minera Andacaba and any of their respective Affiliates (as such term is defined in Rule 405 of the Securities Act) and all such indebtedness has been paid in full or otherwise cancelled and all such arrangements, understandings or agreements have been terminated as of the date hereof. All material contracts and commitments of Suramco, Arisur and Minera Andacaba as of the date hereof are valid and in full force and effect. None of said parties nor, to the best knowledge of Sellers, any other party thereto, is in default thereunder, and no event has occurred which, with notice and/or lapse of time, would constitute a default by Suramco, Arisur or Minera Andacaba, or to the best knowledge of Sellers, any other party thereto. Schedule 2.15 hereto lists (except to the extent listed in other schedules to this Agreement) all such contracts and commitments as of June 30, 1996, and there have been no material changes thereto since such date.

     Section 2.16 Employees and Organizational Chart. Schedule 2.16 hereto contains a true and complete list as of June 30, 1996 of (i) all of the employees of each of Suramco, Arisur and Minera Andacaba, whether full-time or part-time and consultants engaged by such entities and the compensation or other benefits payable to each, together with an organizational chart, as of such date, indicating names, titles and responsibilities of their respective management and supervisory personnel, and (ii) all employment or collective bargaining or consulting agreements in respect of employees of Suramco, Arisur and Minera Andacaba, and there has been no material change in the information set forth in such Schedule through the date of this Agreement. There are no disputes currently subject to any grievance procedure, arbitration or litigation, and none of Suramco, Arisur or Minera Andacaba, nor, to the best knowledge of Sellers, any other party thereto, is in default thereunder, and no event has occurred which with notice and/or lapse of time, would constitute a default by Sellers, or, to the best knowledge of Sellers, any other party thereto. There are no strikes, lockouts, work stoppage, slowdowns, jurisdictional disputes occurring or, to Sellers' knowledge after due inquiry, threatened in connection with the properties or operations of Suramco, Arisur or Minera Andacaba.

     Section 2.17  Litigation. There is no Litigation (as hereinafter defined)
(i) by or before any court, governmental body or other regulatory or administrative agency or commission, domestic or foreign, or any arbitration pending, or, to the knowledge of Sellers after due inquiry, threatened, to which Sellers, Suramco, Arisur or Minera Andacaba is a party or by which any of their respective assets or properties may be bound or affected, which, if adversely decided would have a material adverse effect on Suramco, Arisur or Minera Andacaba; and (ii) by or before any court, governmental or regulatory agency, or arbitrator, in each case pending or, to the knowledge of Sellers, threatened, which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge this Agreement or any of the transactions contemplated hereby. For purposes of this Agreement, "Litigation" shall mean any action, suit, claim, proceeding, investigation or written governmental inquiry.

     Section 2.18 Business Permits. Suramco, Arisur and Minera Andacaba have, to the best of Sellers' knowledge after due inquiry, secured all permits, licenses or other authorizations necessary from all relevant governmental or regulatory agencies to operate their respective businesses as presently conducted or as presently proposed to be conducted. All such permits, licenses or other authorizations are listed in Schedule 2.18 hereto. Sellers shall cooperate with Buyer (at no cost to Buyer) to obtain any additional, or to modify any existing, permits or authorizations necessary in connection with the transactions contemplated hereby.

     Section 2.19 Insurance. Suramco, Arisur and Minera Andacaba each are adequately insured with reputable insurers in respect of their respective businesses, operations and the properties and assets related thereto, against risk normally insured against by companies in similar lines of business.
Schedule 2.19 hereto lists all fire, theft, casualty, liability, business disruption, products liability and other insurance policies insuring such businesses, operations and the properties and assets related thereto, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

     Section 2.20 Compliance with Applicable Law. Suramco, Arisur and Minera Andacaba have, to the best of Sellers' knowledge after due inquiry, complied with all applicable laws and regulations of domestic and foreign governments and all agencies thereof which affect the respective businesses of Suramco, Arisur and Minera Andacaba or any owned, used or leased properties employed in such businesses and to which Suramco, Arisur or Minera Andacaba may be subject, including, without limitation, safety, health and environmental laws and regulations, and no claims have been filed against any of said entities alleging a violation of any such laws or regulations.

     Section 2.21 Bank Accounts; Powers of Attorney. Schedule 2.21 hereto sets forth a complete and correct list of showing (i) all bank accounts of each of Suramco, Arisur and Minera Andacaba, together with, in respect of each such account, the account number, the names of all signatories thereof and the authorized powers of each such signatory; and (ii) the names of all persons holding powers of attorney from Suramco, Arisur and Minera Andacaba and a summary statement of the terms thereof.

     Section 2.22 Minute Books, etc. The respective minute books, stock certificates and stock ledgers of Suramco, Arisur and Minera Andacaba are complete and correct in all material respects and fairly reflect the conduct of said entities' respective businesses. The minute books of Suramco, Arisur and Minera Andacaba contain accurate and complete records of all meetings or written consents to action of the respective Boards of Directors and stockholders of Suramco,

Arisur and Minera Andacaba and accurately reflect all corporate actions of said entities which are required by law to be passed upon by said Boards of Directors or stockholders.

     Section 2.23 Disclosure. No representation or warranty by Sellers (or any of them severally) contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered by Sellers or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading. The foregoing representations and warranties are made by Sellers with the knowledge and expectation that Buyer is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Buyer, whether in contemplation of or pursuant to this Agreement or otherwise. For the avoidance of confusion, it is hereby stipulated that with respect to any oral agreement or commitment disclosed in any Schedule, only those terms of such oral agreement expressly set forth in such Schedule shall be deemed to have been disclosed.

     Section 2.24 Brokers. No broker or finder has acted on behalf of Seller in connection with this Agreement or any transactions provided for hereby and Sellers agree to indemnify Buyer for any broker's or finder's fees that may be payable in connection with any action taken by any or all Sellers.

                                  ARTICLE III

                    Representations and Warranties of Buyer
                    ---------------------------------------


          Buyer represents and warrants to Sellers as follows:

          Section 3.1 Authorization; Binding Obligation. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware; it has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently (or as contemplated to be) conducted; it has the requisite power to execute, deliver and perform this Agreement and any documents contemplated herein to which it is or will be a party and to consummate the transactions contemplated hereby and thereby; all action on its part necessary to approve or to authorize the execution, delivery and performance of this Agreement and any such documents to which it is party and the consummation of the transactions contemplated hereby and thereby has been duly taken; this Agreement is the valid and binding obligation of, enforceable in accordance with its terms against, Buyer, except as enforcement thereof may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation, reorganization, moratorium or similar laws or general equitable principles; and any related document thereto is, or upon execution and delivery thereof will be, a valid and binding obligation of, enforceable in accordance with its terms against, it, except as enforcement thereof may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation, reorganization, moratorium or similar laws or general equitable principles.

          Section 3.2 Ownership of the Atlas Shares. The authorized capital stock of Buyer consists of 50,000,000 shares of common stock, of which 20,092,270 are issued and outstanding on the date hereof, and 1,000,000 shares of preferred stock, par value US$1.00 per share, of which no shares are outstanding on the date hereof. The Atlas Shares are duly authorized, validly issued, fully paid and non-assessable. There are no agreements or commitments to which Buyer is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except as identified in the Exchange Act Filings (as hereinafter defined) or in
Schedule 3.2, there are no outstanding options, warrants, subscription or other rights to purchase, or securities convertible into or exchangeable for, shares of capital stock of Buyer and (except as otherwise contemplated by this Agreement, the parties hereto or as set forth in the Exchange Act Filings) there are no agreements or commitments to which Buyer is a party or by which it is bound pursuant to which Buyer is or may be bound to issue additional shares of its capital stock.

          Section 3.3 No Conflicts. Neither the execution, delivery or performance by Buyer of this Agreement and any related agreement, nor the consummation by it of the transactions contemplated hereby or thereby, will: (a) constitute an event of default under, permit the termination of, give rise to a right to accelerate any indebtedness under, any contract, lease, or governmental permit to which Buyer is a party, is maker or guarantor, or by which it is bound; (b) violate any order, writ, injunction, decree, judgment, ruling or law applicable to Buyer or by which Buyer or any of its properties is bound; or (c) require any consent, approval or authorization of any governmental or regulatory agency; other than for such of the foregoing matters which, or the absence of which, would not, individually or when taken together with all other such related matters, have a material adverse effect on Buyer.

     Section 3.4 SEC Reports and Financial Statements. Buyer has heretofore delivered to Sellers complete and correct copies of all reports and other filings filed by Buyer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since January 1, 1995 (such reports and other filings collectively referred to herein as the "Exchange Act Filings"). As of their respective dates, the Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Buyer included in the Exchange Act Filings (i) were prepared from the books and records of Buyer and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial positions, for the fiscal year ended December 31, 1995 and earlier years) for the periods then ended. The unaudited financial statements included in the Exchange Act Filings (the "Buyer Interim Financial Statements") comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of Buyer and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

          Section 3.5 Absence of Adverse Changes. Since December 31, 1995 Buyer has carried on its business in the ordinary course and consistent with past practice. Except as set forth in Schedule 3.5 hereto, since December 31, 1995 there has not been: (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, business or prospects of Buyer;
(ii) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets or operations of Buyer; (iii) any sale, transfer, lease or other disposition of any of the properties or assets of Buyer, other than sales from inventory in the ordinary course of business; (iv) any increase in the compensation payable or to become payable by Buyer to any of its officers or any material increase in such compensation payable or to become payable to employees or agents, or any bonus payment or arrangement made to, or to be made to or with, any thereof; (v) any labor trouble or any event or condition of any character materially and adversely affecting the operations, prospects or business of Buyer; (vi) any discharge or satisfaction of any Lien, or payment of any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Buyer Interim Financial Statements; (vii) any Lien on any of its properties or assets, tangible or intangible; or (viii) paid or declared any dividend or distribution in respect of shares of its capital stock or any repurchase or agreement to repurchase any such shares.

          Section 3.6 Litigation. Except as set forth in Schedule 3.6 hereto and in the Exchange Act Filings, there is no Litigation (as hereinafter defined) (i) by or before any court, governmental body or other regulatory or administrative agency or commission, domestic or foreign, or any arbitration pending, or, to the knowledge of Buyer after due inquiry, threatened, to which Buyer is a party or by which any of its assets or properties may be bound or affected, which, if adversely decided would have a material adverse effect on Buyer; and (ii) by or before any court, governmental or regulatory agency, or arbitrator, in each case pending or, to the knowledge of Buyer, threatened, which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge this Agreement or any of the transactions contemplated hereby. For purposes of this Agreement, "Litigation" shall mean any action, suit, claim, proceeding, investigation or written governmental inquiry.

     Section 3.7 Investment; Experience. Buyer is purchasing the Suramco Shares for investment only and not with a view to resale or distribution thereof. Buyer is experienced in the acquisition and management of businesses similar to those of Suramco, Arisur and Minera Andacaba.

     Section 3.8 Brokers. No broker or finder has been employed which is entitled to a fee by reason of the transactions contemplated hereby other than Endeavour Financial Inc., whose fees shall be borne in their entity by Buyer.

                                  ARTICLE IV

                                   Covenants
                                  ----------

     Section 4.1 Directorship. Buyer agrees to use its best efforts to cause its Board of Directors, promptly following and effective as of the date of this Agreement, to increase the Board of Directors from seven to eight members and, to fill the vacancy created by such increase, to elect H.R. Shipes as a Class I Director. Through the date of Buyer's next Annual Meeting of Stockholders at which Class I Directors are elected, in the event that Mr. Shipes is unable to attend any meeting or meetings of Buyer's Board of Directors, the Board of Directors agrees to invite J.A. McKinney to attend such meeting on Mr. Shipes' behalf.

     Section 4.2 Covenant Not to Compete. Except as specifically contemplated and referred to in Schedule 4.2 hereto or the consulting agreement referred to in Section 1.4(b) hereof, each Seller and each affiliate of said Seller (as such term is defined in Rule 405 of the Securities Act) agrees that, for a period of three (3) years after the date of this Agreement, Sellers and each such affiliate of Sellers shall not, directly or indirectly, own (other than not more than 2% of the issued and outstanding capital stock of any company whose shares are traded on a national stock exchange or quoted on NASDAQ in the United States or which are traded on the facilities of a Designated Offshore Securities Market (as defined in Rule 902 under the Securities Act)), manage, operate, work for, consult with or otherwise provide services to, or otherwise be affiliated with, any corporation, person or entity engaged in the mining and/or milling or other processing of base or precious metals in Bolivia. Buyer acknowledges and agrees that this prohibition shall not apply to any direct or indirect ownership, operation or other affiliation that Sellers may now or hereafter have with the San Jose mine located in the Province of Cercado, Department of Oruro, Bolivia.

     Section 4.3 Transfer Taxes. Sellers shall be responsible for, and agree to pay promptly when and if due, all transfer, stamp, use or any other similar taxes payable in any jurisdiction in connection with or arising from the sale and transfer of the Suramco Shares to Buyer hereunder.

     Section 4.4  Best Efforts.
                  ------------
     (a) Upon the terms hereof, each of the parties hereto agrees to take or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and any related documents thereto.

     (b) Except as otherwise expressly provided for in this Agreement, Buyer and Sellers shall use their best efforts to obtain at the earliest practicable date all consents required for the consummation of the transactions contemplated by this Agreement and any related documents thereto, including without limitation all consents, permissions and approvals required by the relevant authorities in the State of Nevada, the Cayman Islands and Bolivia.

     (c) Buyer and Sellers shall provide such information and cooperate fully with each other hereto in making such applications, filings and other submissions which may be required or reasonably necessary in order to obtain all approvals, consents, authorizations and waivers as may be required from any governmental or regulatory agency and others in connection with the transactions contemplated by this Agreement and any related documents thereto.

     (d) Except as otherwise expressly provided for in this Agreement, Buyer and Sellers shall promptly take all actions necessary to make each filing, including, without limitation, any supplemental filing, which any of them may be required to make with any governmental or regulatory agency as a condition to or consequence of the consummation of the transactions contemplated by this Agreement or any related document thereto.

     Section 4.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the date of this Agreement any further action is necessary or desirable to carry out the purposes hereof, Sellers and the proper officers of Buyer, Suramco, Arisur and Minera Andacaba shall take all such action.

                                   ARTICLE V

                      Indemnification and Related Matters
                      -----------------------------------

     Section 5.1 Indemnification by Sellers. Sellers jointly and severally agree to indemnify and hold harmless Buyer and its directors, officers and employees against and in respect of any and all loss, liability, obligation, damage, deficiency or expense resulting from (a) any misrepresentation, breach of any warranty or non-fulfillment of any agreement of Sellers under the terms of this Agreement or in any agreement or certification furnished pursuant hereto; (b) any claim that Suramco has not fully paid all consideration payable in connection with its acquisition of the Arisur Shares and the Minera Andacaba Shares, or that further consideration is payable by Suramco in respect of such Shares; or that Suramco is not the sole record and beneficial owner of such Shares, in each case free and clear of all Liens, or that as a result of the transfer of the Arisur Shares and the Minera Andacaba Shares pursuant to this Agreement, Buyer has not acquired good and marketable title to such Shares free and clear of all Liens; and (c) any actions, suits, proceedings, demands, judgments, costs and reasonable legal, investigatory and other expenses incident to any of the foregoing (regardless of whether, in the case of third party actions, suits or proceedings, Sellers may have a meritorious defense). For the avoidance of confusion, it is hereby stipulated that any information provided by Sellers to Buyer in connection with the circumstances surrounding the acquisition of the Arisur Shares from Curt and Ana Maria Goldschmidt shall not relieve Sellers of their obligation under this
Section 5 to indemnify Buyer in full in respect of any and all loss, liability, obligation, damage, deficiency or expense in respect of any claim that Suramco has not fully paid all consideration payable in connection with its acquisition of the Arisur Shares, or that further consideration is payable by Suramco in respect of such Shares.

     Section 5.2 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless Sellers against and in respect of any and all loss, liability, obligation, damage, deficiency or expense resulting from (a) any misrepresentation, breach of any warranty or non-fulfillment of any agreement of Buyer under the terms of this Agreement or in any statement or certification furnished pursuant hereto; and (b) any actions, suits, proceedings, demands, judgments, costs and reasonable legal, investigatory and other expenses incident to any of the foregoing (regardless of whether, in the case of third party actions, suits or proceedings, Buyer may have a meritorious defense).

     Section 5.3 Procedure. Promptly after receipt by any person or persons (as the case may be) that is or are entitled to indemnification under this Section 5 (each, an "Indemnified Party") of notice of the commencement of any action in respect of which the Indemnified Party will seek indemnification hereunder, the Indemnified Party shall notify the person obligated to provide such indemnification (the "Indemnifying Party") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is prejudiced by the failure to give such notice. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably satisfactory to such Indemnified Party; provided, however, that:

          (a) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

          (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party or the Indemnified Party would be adversely affected thereby;

          (c) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim; and

          (d) the Indemnifying Party shall not be entitled to control the defense of any claim unless within 15 days after receipt of such written notice from the Indemnified Party the Indemnifying Party confirms in writing its responsibility for such defense and reasonably demonstrates that it will be able to pay the full amount of the reasonably expected liability in connection with any such claim.

After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action in accordance with the foregoing, (i) the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, and (ii) as long as the Indemnifying Party is reasonably contesting such action in good faith, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying such action without the Indemnifying Party's prior written consent. If the Indemnifying Party elects to so participate in or assume the defense of any such action, the Indemnified Party shall cooperate with the Indemnifying Party in connection with the defense. If the Indemnifying Party does not assume control of the defense of such claim as provided in this Section 5, the Indemnified Party shall have the right to defend and/or settle such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 5. The reimbursement of fees, costs and expenses required by this Section 5 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     Section 5.4 Related Matters. (a) Without prejudice to any remedies available to it by law or otherwise, Buyer shall have the right to offset against any payments or other consideration payable by it to any Seller or Sellers after the date of this Agreement pursuant to the terms hereof any claims that Buyer may have against such Seller or Sellers, for any breach of any representations, warranties or undertakings.

     (b) In the event that an Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Section 5, an Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates. In the event that an Indemnified Party becomes entitled to any indemnification from an Indemnifying Party, such indemnification shall be made in cash upon demand. Sellers shall not be entitled to any contribution or reimbursement from Suramco, Arisur or Minera Andacaba with respect to payments made by Sellers under this Section 5.

                                  ARTICLE VI

                                Miscellaneous
                                -------------

     Section 6.1 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 6.2 Amendment. No modification or amendment of this Agreement shall be effective for any purpose unless in writing and signed by the parties hereto.

     Section 6.3 Notices. Any notices other communications required or permitted hereunder shall be given in writing and shall be delivered or sent by facsimile, next day delivery service, personal delivery or certified or registered mail, postage prepaid, addressed as follows:

                         If to Buyer, to:

                         Atlas Corporation
                         370 17th Street
                         Suite 3050
                         Denver, Colorado 80202
                         Attn:  President
                         Fax: (303) 629-2445

                         Copy to:

                         Coudert Brothers
                         1114 Avenue of the Americas
                         New York,  New York  10036
                         Attn:  Jeffrey E. Cohen, Esq.
                         Fax:  (212) 626-4120


               If to Sellers to:

                         c/o Mr. H.R. Shipes
                         335 North Wilmot Road, Suite 400
                         Tucson, AZ  85711
                         Fax:  (520) 748-2494

               Copy to:
                         Hecker, Phillips & Zeeb
                         405 West Franklin Street
                         Tucson, AZ  85701
                         Attn:  Steven W. Phillips, Esq.
                         Fax:  (520) 620-0405


or to such other address or telefax number as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so dispatched, delivered or mailed; provided, that, any notice or communications changing any of the addresses set forth above shall be effective and deemed giving only upon its receipt.

     Section 6.4 Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

     Section 6.5 Entire Agreement. Exhibits and Schedules referred to herein, whether or not attached hereto, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. This Agreement constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto; and there are no express or implied restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein.

     Section 6.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6.7 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any entity, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 6.8 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     Section 6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

H.R AND EILEEN A. SHIPES                    ATLAS CORPORATION

/s/ H.R. Shipes                             By: /s/ Gerald E. Davis
-----------------------------------            ---------------------------------
H.R. Shipes                                    Name: Gerald E. Davis
                                               Title: President

/s/ Eileen A. Shipes
-----------------------------------
Eileen A. Shipes


JOHN A. AND LYNETTE R. McKINNEY


/s/ John A. McKinney
-----------------------------------
John A. McKinney


/s/ Lynette R. McKinney
-----------------------------------
Lynette R. McKinney

RAYMOND S. AND ROCHELLE M. BIRCH


/s/ Raymond S. Birch
--------------------------------------------
Raymond S. Birch


/s/ Rochelle M. Birch
--------------------------------------------
Rochelle M. Birch


HERBERT E. DUNHAM AND ANA M. DUNHAM


/s/ Herbert E. Dunham
--------------------------------------------
Herbert E. Dunham


/s/ Ana M. Dunham
--------------------------------------------
Ana M. Dunham


H.R. SHIPES AS CUSTODIAN FOR
DANIELLE N. SHIPES UNDER THE ARIZONA
UNIFORM TRANSFERS TO MINORS ACT

/s/ H.R. Shipes
--------------------------------------------
Danielle N. Shipes

JOHN A. McKINNEY AS CUSTODIAN FOR
ALEXANDRIA MCKINNEY UNDER THE ARIZONA
UNIFORM TRANSFERS TO MINORS ACT

/s/ John A. McKinney
--------------------------------------------
Alexandria McKinney

RAYMOND S. BIRCH AS CUSTODIAN FOR
JUSTIN S. BIRCH UNDER THE ARIZONA
UNIFORM TRANSFERS TO MINORS ACT

/s/ Raymond S. Birch
--------------------------------------------

JOHN A. McKINNEY AS CUSTODIAN FOR
ASHLEY McKINNEY UNDER THE ARIZONA
UNIFORM TRANSFERS TO MINORS ACT

/s/ John A. McKinney
--------------------------------------------
Ashley McKinney

RAYMOND S. BIRCH AS CUSTODIAN FOR
TYLER BIRCH UNDER THE ARIZONA
UNIFORM TRANSFERS TO MINORS ACT

/s/ Raymond S. Birch
--------------------------------------------

H. EDWARD DUNHAM

/s/ H. Edward Dunham
--------------------------------------------

P. BRIAN DUNHAM

/s/ P. Brian Dunham
--------------------------------------------

RACHEL A. DUNHAM

/s/ Rachel A. Dunham
--------------------------------------------

ELIZABETH M. DUNHAM

/s/ Elizabeth M. Dunham
--------------------------------------------